SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2004

Gateway, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22784	42-1249184
(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA	92678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 471-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03: CREATION OF A DIRECT FINANCIAL OBLIGATION

On December 21, 2004, Gateway, Inc. (“Gateway”) closed its previously disclosed private placement of up to $150 million aggregate principal amount of 1.50% Senior Convertible Notes due 2009 (the “Notes due 2009”) and up to $150 million aggregate principal amount of 2.00 % Senior Convertible Notes due 2011 (the “Notes due 2011” and together with the Notes due 2009, the “Notes”). In connection with the closing, on December 21, 2004, Gateway entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes, and issued the global notes (the “Global Notes”) in the name of Cede & Co. as nominee for the Depository Trust Corporation. A copy of the Indenture, including the form of Global Notes, is filed herewith as Exhibit 10.1. The following description of the Indenture and the Global Notes is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

The material terms and conditions of the Indenture and the Notes governed thereby are as follows:

Principal Amount. $137,500,000 of each series of Notes. In addition, Gateway has granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $12,500,000 aggregate principal amount of Notes of each series.

Maturity Date. The Notes due 2009 will mature on December 31, 2009 and the Notes due 2011 will mature on December 31, 2011.

Ranking. The Notes will be Gateway’s direct, unsecured and unsubordinated obligations, and will rank equal in priority with all of Gateway’s existing and future unsecured indebtedness and senior in right of payment to all of Gateway’s future subordinated indebtedness.

Interest. The Notes due 2009 bear interest at the rate of 1.50% per year and the Notes due 2011 bear interest at the rate of 2.00%, in each case payable semi-annually in arrears in cash on June 30 and December 31 of each year, beginning June 30, 2005.

Conversion Rights. Holders of the Notes of each series may convert the Notes into shares of Gateway common stock initially at a conversion rate of 115.8749 shares per $1,000 principal amount of Notes of each series (representing an initial conversion price of approximately $8.63 per share of common stock), subject to adjustment, prior to the close of business on the business day immediately prior to the applicable series’ final maturity date. Upon a conversion, Gateway will have the right to deliver to holders, in lieu of shares of Gateway common stock, cash or a combination of cash and shares of Gateway Common Stock as set forth in the Indenture. The conversion rate will be adjusted to reflect dividends, stock splits, issuances of rights to purchase shares of common stock and other events, as set forth in the Indenture.

In addition, if a holder elects to convert its Notes in connection with the occurrence of a designated event that is also a fundamental change that occurs prior to the maturity date of the Notes, the holder will be entitled to receive additional shares of Gateway common stock upon conversion in certain circumstances as set forth in the Indenture.

A “fundamental change” is defined in the Indenture as any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 90% or more of Gateway’s common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that (i) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (ii) is approved, or immediately after the transaction or event will be approved, for quotation on The Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

Redemption. Gateway may not redeem the Notes of either series prior to their respective maturity dates.

Repurchase at the Option of the Holder upon a Designated Event. If a designated event of Gateway occurs prior to maturity (as described and subject to certain conditions as set forth in the Indenture), holders may require Gateway to repurchase all or part of the Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest.

If a designated event that is a fundamental change occurs at any time when Gateway is prohibited from repurchasing the notes for cash, Gateway will instead deliver shares of common stock as set forth in the Indenture.

Events of Default. The Indenture governing the Notes contains customary events of default provisions; provided that if the outstanding Notes are declared immediately due and payable as a result of an event of default (except as a result of an event of default arising from bankruptcy, insolvency or reorganization) at a time when Gateway is prohibited from repurchasing the Notes, Gateway shall, if so requested by any holder, pay the principal, premium, if any, and additional interest, if any, on such holder’s outstanding Notes in shares of common stock as set forth in the Indenture.

In connection with the offering of the Notes, Gateway entered into a registration rights agreement with the initial purchasers of the Notes, pursuant to which Gateway has agreed, for the benefit of beneficial owners of the Notes (including the initial purchasers), to file a resale registration statement on or prior to March 31, 2005 with the Securities and Exchange Commission covering the resale of the Notes and the underlying common stock. Gateway also agreed to use its reasonable efforts to have the registration statement declared effective within 180 days after the closing date of the offering and to use its reasonable efforts to keep the resale registration statement effective until either (i) all securities covered by the registration statement have been sold or (ii) the expiration of the applicable holding period with respect to the notes and the underlying common stock under Rule 144(k) under the Securities Act of 1933, or any successor provision.

Gateway may suspend the use of the prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period shall not: (i) exceed 45 days in any three-month period; or (ii) an aggregate of 120 days for all periods in any 12-month period. Notwithstanding the foregoing, Gateway will be permitted to suspend the use of the prospectus for up to 60 days in any 3-month period under certain circumstances, relating to possible acquisitions, financings, recapitalizations, business combinations or other similar transactions, or reviews by the SEC of Gateway’s periodic reports.

Gateway will pay additional interest in respect to the Notes and liquidated damages in respect of the shares of common stock underlying the Notes if the shelf registration statement is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted above: (i) on the Notes at an annual rate equal to 0.25% of the aggregate principal amount of the Notes outstanding until the registration statement is filed or made effective or during the additional period the prospectus is unavailable for the first 90 days after the occurrence of the event and 0.50% thereafter; and (ii) on the common stock that has been converted, at an annual rate equal to 0.25% of an amount equal to $1,000 divided by the conversion rate during such periods for the first 90 days after the occurrence of the event and 0.50% thereafter. In no event shall additional interest or liquidated damages, as the case may be, accrue at an annual rate in excess of 0.50%.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Notes.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Indenture between Gateway, Inc. and U.S. Bank National Association, as Trustee (including form of 1.50% Senior Convertible Notes due 2009 and form of 2.00% Senior Convertible Notes due 2011), dated as of December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY, INC.

Date: December 21, 2004	By:	/s/ Roderick M. Sherwood III
	Name:	Roderick M. Sherwood III
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

10.1	Indenture between Gateway, Inc. and U.S. Bank National Association, as Trustee (including form of 1.50% Senior Convertible Notes due 2009 and form of 2.00% Senior Convertible Notes due 2011), dated as of December 21, 2004.